UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   October 7, 2003

PIVOTAL CORPORATION

(Exact name of registrant as specified in its charter)

British Columbia, Canada

(State or Other Jurisdiction of Incorporation)

000-26867	98-0366456

(Commission file number)	(I.R.S. Employer Identification No.)

Suite 700 – 858 Beatty Street
Vancouver, British Columbia, V6B 1C1

(Address of Principal Executive Offices and Zip Code)

Telephone (604) 699-8000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Item 5.  Other Events

On October 7, 2003, Pivotal Corporation entered into a definitive agreement under which Oak Investment Partners will pay US$1.78 cash per share for all of the outstanding shares of Pivotal pursuant to a Plan of Arrangement. Oak may also pay additional consideration of up to $0.03 per share depending on Pivotal’s financial performance to October 16, 2003. At the time of the acquisition, Pivotal’s business will be combined with Talisma Corporation, a private Washington corporation which provides Microsoft-based eService solutions. Oak Investment Partners will be the controlling shareholder of the combined business following the transaction, which remains subject to the approval of Pivotal’s shareholders and the Supreme Court of British Columbia, as well as customary closing conditions. Financing is not a condition to the agreement.

Item 9.  Regulation FD Disclosure

Leading Venture Firm to Purchase Pivotal Corporation; Pivotal and Talisma to Merge Operations

Strategic moves further solidify Pivotal’s leadership position in the mid-enterprise CRM market

Vancouver, B.C. —October 8, 2003 — Pivotal Corporation (Nasdaq: PVTL; TSX: PVT), a leading provider of customer relationship management (CRM) software for mid-sized enterprises, announced today a definitive agreement under which Oak Investment Partners will pay US$1.78 cash per share for all of the outstanding shares of Pivotal. Oak may also pay additional consideration of up to $0.03 per share depending on the Company’s financial performance to October 16th, 2003. Concurrently, Pivotal’s business will be combined with Talisma Corporation, a leading provider of Microsoft-based eService solutions. Oak Investment Partners will be the controlling shareholder of the combined business. The transaction is subject to the approval of Pivotal’s shareholders and the Supreme Court of British Columbia, as well as customary closing conditions. Financing is not a condition to the agreement. The parties anticipate that the transaction will close in November or December of 2003.

“The Board and its financial advisor, RBC Capital Markets, reviewed many strategic alternatives for Pivotal,” said Norm Francis, chairman of the board, Pivotal. “The Board concluded that this transaction is the best alternative for Pivotal shareholders, customers and employees and recommends that Pivotal shareholders vote to approve the cash offer from Oak.”

According to Fredric Harman, general partner, Oak Investment Partners, “We believe that there is tremendous opportunity to create a stronger solution provider for the mid-enterprise market. Oak’s strategic and financial support combined with the Pivotal-Talisma merger creates a compelling CRM choice for the mid-enterprise. In addition, both companies’ India-based capabilities create synergies for the combined entity. Oak is excited to be part of the future success of Pivotal.” Along with Oak, Paul Maritz, former Group Vice President of Microsoft’s Platforms Strategy and Developer Group, will also be an investor in the combined company.

According to Bo Manning, president and CEO, Pivotal, “Pivotal is making bold, strategic moves to solidify its leadership position in the mid-enterprise market. Oak’s participation, combined with the Pivotal-Talisma merger, strengthens our strategic position and increases our long-term financial stability. In addition, it adds best-in-class eService technologies; more than doubles Pivotal’s R&D and technical support capabilities; and increases the scale and reach of our field organization and partner network. This strengthened strategic position dramatically advances our ability to deliver innovative, market-leading solutions and meaningful results to our customers.”

Pivotal’s new management team will be comprised of key members of both Pivotal’s and Talisma’s current management teams. Bo Manning will continue as president and CEO of Pivotal Corporation, responsible for the new combined entity. Talisma CEO, Dan Vetras, will be appointed to the position of chief operating officer, reporting to Bo Manning.

Talisma, a privately-held company based in Kirkland, Washington, provides solutions that help companies lower the cost of service while increasing customer satisfaction and retention. The company has licensed software to more than 400 companies such as Microsoft, Coast Capital Savings, Dell, The Arthritis Foundation, Tupperware, Getty Images, Palm, University of Nebraska-Lincoln, EMI Records, Sony, Click 2 Learn, Florida State University, Aviva Life Insurance, and HGTV.

According to Dan Vetras, CEO, Talisma, “Pivotal and Talisma are a winning combination. We have a strong cultural match, complementary products, architectures and services, and a shared technology and solutions vision. Together, we will offer customers robust, best-in-class sales, marketing and service products and a joint commitment to deliver innovative and cost-effective services. I am excited about the opportunity for growth as we continue together to serve the unique needs of the mid-enterprise market.”

About Pivotal Corporation [top]

Pivotal Corporation is the only CRM company that is 100 percent purpose-built to serve the demanding requirements of mid-sized enterprises – a powerful, highly flexible application platform, a complete set of CRM applications, and low-cost, results-producing implementation services. Pivotal delivers software and services that produce meaningful increases in revenues, margins and customer loyalty for companies and business units in the revenue range of $100 million to $3 billion. More than 1,600 companies around the world have licensed Pivotal including: CIBC, Centex Homes, Farm Credit Services of America, HarperCollins Publishers, Hitachi Telecom Inc., Palm, Inc., Pharmacia Corporation, Premera Blue Cross, Royal Bank of Canada, Sharp Electronics Corporation, Southern Company, Vivendi and WebEx Communications.

Pivotal’s complete CRM software suite includes a powerful application platform and capabilities in marketing, sales, service, contact centers, partner management and interactive selling. For more information, visit www.pivotal.com.

About Talisma

Talisma is a leading provider of web-driven customer service solutions that integrate the power of email, chat, real-time collaboration and telephony applications with a mature, robust multi-channel interaction management platform, comprehensive analytics and a fully integrated system-wide knowledgebase and customer database. Talisma’s customers enjoy a 360-degree view of all customer communications—regardless of channel—within an easy-to-use and configurable interface. The results are improved business performance through lowering the overall costs of service delivery while increasing customer satisfaction and retention. Talisma’s global customers include Microsoft, Coast Capital Savings, Dell, The Arthritis Foundation, Tupperware, Getty Images, Palm, University of Nebraska-Lincoln, EMI Records, Sony, Click 2 Learn, Florida State University, Aviva Life Insurance, and HGTV. The company is based in Kirkland, Washington, with offices across the United States, Europe and Asia. For more information, visit www.talisma.com

About Oak

Oak Investment Partners is a growth-oriented private equity firm with a total of $4.2 billion in committed capital. Investments are primarily focused on growth opportunities in enterprise application and infrastructure software, telecommunications equipment and services, data storage, financial services technology, outsourced services, healthcare services and retail. Over a 25-year history, Oak has achieved a strong track record as a stage-independent investor funding more than 350 companies at various points in their lifecycle. Oak has been involved in the formation of companies, provided growth equity to mid- and late-stage businesses, as well as spinouts of operating divisions and technology assets. A representative list of Oak portfolio companies includes Aquantive, Compaq, Inktomi, InterNAP, Polycom, Primus, Seagate, Sybase, Synopsys, Wellfleet, and Wireless Facility Inc.

Forward Looking Statements [top]

This release contains forward-looking statements concerning the proposed transaction and the post transaction operations of Pivotal and Talisma that involve a number of known and unknown risks, uncertainties and other factors that may cause actual results of events to differ materially from those anticipated in our forward-looking statements. Factors that could cause actual results to differ materially include: the need to obtain approval of Pivotal shareholders and the Supreme Court of British Columbia and to satisfy closing conditions, rapid technological changes in the industry; volatility in the market price of the company’s common stock; the company’s ability to successfully manage its growth; the ability to maintain and grow successful third party relationships, to improve current products and develop new products, to adequately protect the proprietary rights, and other factors as described in the Pivotal’s SEC filings. Although we believe that the expectations reflected in our forward-looking statements are reasonable, individual results may vary, and we cannot guarantee future results, levels of activity, performance or achievements or other future events. Moreover, neither we nor anyone else assumes responsibility for the accuracy or completeness of forward-looking statements. Forward looking statements are based on beliefs, opinions and estimates of management on the date the statements are made. We do not undertake any obligation to update forward looking statements if those beliefs, opinions, estimates or other factors should change.

Contact [top]

Investor Contact:
Divesh Sisodraker
Pivotal Corporation
Tel: 604/699-8000
Email: dsisodraker@pivotal.com

Gord Neal
Pivotal Corporation
Tel: 604/699-8262
Email: gneal@pivotal.com

Press Contact:
Leslie Castellani
Tel: 604/699-8151
Email: lcastellani@pivotal.com

Copyright Information [top]

© 2003 Pivotal Corporation. All rights reserved. Pivotal is a registered trademark of Pivotal Corporation. All other trade names mentioned are trademarks and/or registered trademarks of their respective owners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the duly authorized undersigned.

PIVOTAL CORPORATION

Date: October 10, 2003
/s/ Trevor Wiebe
Trevor Wiebe In-House Counsel and Corporate Secretary